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                                                                    Exhibit 99.1

                                                                      [DTS LOGO]

PRESS RELEASE

                DTS ANNOUNCES PROPOSED FOLLOW-ON PUBLIC OFFERING

Agoura Hills, Calif. - October 30, 2003 - DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) today announced that it plans to file a Registration Statement on Form S-1 with the Securities and Exchange Commission relating to a proposed underwritten follow-on public offering of shares of its common stock. The Company currently plans for the offering to consist of approximately 1,500,000 newly issued shares to be offered by the Company and approximately 3,000,000 shares to be offered by selling stockholders. In addition, the Company plans to grant the underwriters an option to purchase up to an additional fifteen percent of the shares of common stock included in the offering to cover over-allotments, if any.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

INVESTOR RELATIONS CONTACTS:                      PRESS CONTACT:
Erica Abrams or Annie Palmore                     Kristin Thomson
the blueshirt group for DTS                       Director of Public Relations
415-217-7722                                      DTS
erica@blueshirtgroup.com                          818-706-3525
annie@blueshirtgroup.com                          kthomson@dtsonline.com

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